Exhibit 99.3

ADDITIONAL INFORMATION RELATING TO THE PROVINCE (1)

_________________

(1) Any dollar amounts in Exhibit 99.3 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

DEBT OF THE PROVINCE

Direct and Guaranteed Debt

The direct debt of the Province includes debt for government purposes, as well as funds borrowed by the Province and loaned to its provincial government bodies. Direct borrowing by the Province for lending to provincial government bodies commenced in 1983.

With few exceptions, government bodies rely on the Province for fiscal agency loans to meet their borrowing requirements. The terms and conditions that apply to fiscal agency loans respecting payment of interest and principal generally match the terms and conditions of the underlying borrowings issued by the Province.

Direct debt includes both funded and unfunded debt. Funded debt is defined as all debt having a maturity of one year or more from date of issuance; unfunded debt has a maturity within one year from date of issuance.

The final component of provincial debt relates to financial instruments that have been unconditionally guaranteed by the Province. Most of this debt was incurred by provincial government bodies prior to the introduction of fiscal agency loans in 1983. It also includes financial instruments issued by selected municipalities, improvement districts and local government entities, as well as all loan guarantees extended by the Province, including those extended to private entities and individuals.

Non-guaranteed debt includes debt of government crown corporations. At March 31, 2026, $3,530 million of this debt is classified as taxpayer-supported and $1,794 million is classified as self-supported. For a breakdown of the balances by crown corporation see page 17 of Exhibit 99.3.

Financial statements for 2025/26 show that the Province's total net debt (excluding non-guaranteed debt of $5,324 million) increased by $21,067 million; debt for government purposes increased by $14,260 million and debt for government corporation purposes increased by $6,807 million.

DIRECT FUNDED DEBT
As at March 31, 2026

	2024 (Restated)	2025 (Restated)	2026
	(in millions)
Government Purposes

United States Dollars	10,514	20,070	27,964	(2)
Canadian and Other Currencies	$33,504	$40,961	$54,070	(3)
	44,018	61,031	82,034
Government Corporation Purposes
United States Dollars	4,235	4,236	3,272	(4)
Canadian and Other Currencies	42,551	49,556	55,395	(5)
	46,786	53,792	58,667

Add/(Less) - Unrealized Foreign Exchange Gains/(Losses)	477	2,264	1,990
	91,281	117,087	142,691

Add/(Less) - Unamortized Premium/(Discount)	(146)	(158)	(266)
	91,135	116,929	142,425

Less - Sinking Funds	(446)	(514)	(318)

Net Direct Funded Debt(1)	$90,689	$116,415	$142,107

(1) The Province's debt is reported in compliance with generally accepted accounting principles (GAAP).  Amounts shown are consistent with the Province's Debt Summary Report which is net of sinking fund balances and unrealized foreign exchange gains or losses.

(2) U.S. dollar obligations include US$20,488 million which was fully hedged to CAD$27,694 million.

(3) Canadian dollar obligations include 460 million Swiss Francs was fully hedged to CAD$721 million; 3,568 million AUD was fully hedged to CAD$3,249 million; 9,387 million Euro was fully hedged to CAD$14,310 million; and 500 million GBP was fully hedged to CAD$876 million.

(4) U.S. dollar obligations include US$2,562 million (CAD$3,272 million), of which US$1,980 million was fully hedged to CAD$3,514 million and US$70 million was unhedged (CAD$95 million).

(5) Canadian dollar obligations include EURO 138 million which was fully hedged to CAD$200 million.

Note: 2024 and 2025 figures are restated to remove short-term debt that was included previously.

CONSOLIDATION OF DIRECT AND GUARANTEED FUNDED AND UNFUNDED DEBT
As at March 31, 2026

	Outstanding	Sinking Fund	Outstanding
	(Gross)	Investments	(Net)
	(in millions)
Direct Debt (1)
Government Purposes	$84,428	$46	$84,382
Government Corporation Purposes (2)	65,699	318	65,381
	-	-	-
	150,127	364	149,763
Add - Unamortized Premium	(300)	-	(300)
Less - Amounts held in the Consolidated Revenue Fund	-	-	-
Total Direct Debt	$149,827	$364	$149,463

Guaranteed Debt
Government Corporations	-	-	-
Municipalities, Improvement Districts and Other local government	-	-	-
Other	9	-	9
Total Guaranteed Debt	9	0	9

Less - Unamortized Discounts	-	-	-
- Provision for Probable Payout	1	-	1
	8	0	8

Non-Guaranteed Debt
Gross Non-Guaranteed Debt	$5,452	-	5,452
Less - Unamortized Discounts	128		128
Total Non-Guaranteed Debt	5,324	-	5,324

Total Direct, Guaranteed Funded and Unfunded, and Non- Guaranteed Debt of the Province, Net of Provincial Holdings
of such Debt in the General Fund and Special Funds	$155,159	$364	$154,795

______________________________

(1) The Province's debt is reported in compliance with generally accepted accounting principles (GAAP).  Amounts shown are consistent with the Province's Debt Summary Report which includes guaranteed debt and non-guaranteed debt incurred by self-supporting crowns, and is net of sinking fund balances and unrealized foreign exchange gains or losses.

(2) Represents direct borrowing by the Province for relending to government corporations on identical terms

Note:

Direct unfunded gross debt of the Province (Promissory Notes) on March 31, 2026 totaled $9,426 million.  This short term debt was comprised of $7,032 million in fiscal agency loans to government corporations and $2,394 million in loans for government.

Furthermore, direct unfunded debt include US $950 million which was fully hedged to CAD $1,304 million.

Financing Requirements

The financing requirements of the Province are accomplished through short, medium and long term borrowing in public and private markets in Canada and abroad, including the federal Canada Pension Plan (the "Plan"). Under the Plan, the Province may refinance maturing loans from the Plan with new loans equal to or less than the matured nominal amount of such loans.

Generally, the majority of British Columbia's borrowing requirements are met through public domestic borrowings and loans from the Plan. During the 2025/26 fiscal year, the Province borrowed or financed $53 million from the Plan.

Sinking Fund Management

Sinking funds continue to be established and maintained relating to new or existing debt of the Province incurred to make loans to provincial government bodies.  Consequently, provincial government bodies (with the exception of the British Columbia Hydro and Power Authority and BC Transportation Financing Authority) who have received or are to receive a long-term, fiscal agency loan from the Province in an amount equal to or greater than $20 million and with a term of five years or more will continue to be expected to make sinking fund contributions for the purpose of repayment of some or all the corresponding Provincial debt issues.

At March 31, 2026, the Province has $364 million in sinking fund investments related to direct and guaranteed funded debt, including those held in trust on behalf of government corporations.

MATURITY SCHEDULE OF DIRECT FUNDED DEBT
As at March 31, 2026
(Unaudited)

	Canadian Dollars			U.S. Dollars¹
Fiscal Year	Gross Debt Maturities	Projected Sinking Fund Values	Net Debt Maturities²	Gross Debt Maturities	Projected Sinking Fund Values	Net Debt Maturities
	(in millions)			(in millions)

2027	2,336	34	2,302	3,250	-	3,250
2028	2,915	12	2,903	3,500	-	3,500
2029	2,210	9	2,201	2,000	-	2,000
2030	3,933	24	3,909	2,500	-	2,500
2031	4,356	-	4,356	4,750	-	4,750
	$15,750	$79	$15,671	$16,000	$-	$16,000

2032 - 36	29,395	25	29,370	6,750	-	6,750
2037 - 41	14,633	154	14,479	300	66	234
2042 - 46	12,905	473	12,432	-	-	-
2047 - 51	13,839	672	13,167	-	-	-
2052 - 56	17,197	332	16,865	-	-	-
2057 - 61	5,600	-	5,600	-	-	-
2062 - 66	231	-	231	-	-	-
2067 - 71	-	-	-	-	-	-
	$109,550	$1,735	$107,815	$23,050	$66	$22,984

______________________________

1 Debt payable in U.S. dollars is not translated into Canadian dollars.  Debt payable in other foreign currencies is recorded after giving effect to any currency exchange agreements.

2 Net debt maturities represent gross debt maturities minus projected sinking fund values at maturity, based on earnings of 5% on existing sinking fund balances as of March 31, 2026.  The calculations exclude sinking fund installments which are scheduled to be made in the future and unamortized discount.

MATURITY SCHEDULE OF GUARANTEED FUNDED DEBT
As at March 31, 2026
(Unaudited)

	Canadian Dollars			U.S. Dollars
Fiscal Year	Gross Debt Maturities	Projected Sinking Fund Values	Net Debt Maturities	Gross Debt Maturities	Projected Sinking Fund Values	Net Debt Maturities
	(in millions)			(in millions)

2027	$-	$-	$-	$-	$-	$-
2028	-	-	-	-	-	-
2029	-	-	-	-	-	-
2030	-	-	-	-	-	-
2031		-	-	-	-	-
	-	-	-	-	-	-

2032 - 36	-	-	-	-	-	-
2037 - 41	-	-	-	-	-	-
2042 - 46	-	-	-	-	-	-
2047 - 51	-	-	-	-	-	-
Other¹	8	-	8	-	-	-

	$8	$-	8	$-	$-	$-

______________________________
¹ Includes Province miscellaneous Guarantees.

STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT

At March 31, 2026

Series	Date of Maturity	Date of Issue	Interest Rate (percent)	Outstanding March 31, 2026 ($ Millions)	References

Long-Term and Medium-Term Debt Issued by Province of British Columbia:

BCCMTN-63	June 9, 2026	September 11, 1996	8.00	110	(2)
BCCD-36	June 18, 2026	March 16, 2016	2.30	500	(2)
BCCD-36 (R1)	June 18, 2026	May 12, 2016	2.30	500	(2)
BCCD-36 (R2)	June 18, 2026	January 27, 2017	2.30	500	(2)
BCCMTN-64	December 4, 2026	December 4, 1996	7.00	40	(2)
BCCMTN-74	December 4, 2026	January 12, 1999	7.00	60	(2)
BCCMTN-65	June 9, 2027	February 11, 1997	7.50	50	(2)
BCCD-37	June 18, 2027	March 21, 2017	2.55	500	(2)
BCCD-37 (R1)	June 18, 2027	October 17, 2017	2.55	500	(2)
BCCD-37 (R2)	June 18, 2027	August 14, 2020	2.55	800	(2)
BCCD-37 (R3)	June 18, 2027	December 15, 2020	2.55	500	(2)
BCCD-W	November 19, 2027	November 19, 1997	6.15	400	(2)
BCCD-W (R1)	November 19, 2027	December 9, 1999	6.15	100	(2)
BCCMTN-70	August 17, 2028	August 17, 1998	5.62	200	(2)
BCCD-38	December 18, 2028	May 15, 2018	2.95	500	(2)
BCCD-38 (R1)	December 18, 2028	July 20, 2018	2.95	500	(2)
BCCD-38 (R2)	December 18, 2028	September 18, 2018	2.95	500	(2)
BCCD-38 (R3)	December 18, 2028	June 11, 2019	2.95	500	(2)
BCCD-X	June 18, 2029	June 18, 1998	5.70	500	(2)
BCCD-X (R1)	June 18, 2029	October 13, 1998	5.70	85	(2)
BCCD-X (R2)	June 18, 2029	February 4, 1999	5.70	400	(2)
BCCD-X (R3)	June 18, 2029	May 20, 1999	5.70	500	(2)
BCCD-X (R4)	June 18, 2029	September 1, 1999	5.70	400	(2)
BCCD-X (R5)	June 18, 2029	September 24, 1999	5.70	400	(2)
BCCMTN-83	June 18, 2029	June 18, 1999	5.861	250	(2)
BCCD-14	June 18, 2029	June 19, 2007	5.15	200	(2)
BCCD-14 (R1)	June 18, 2029	May 3, 2013	5.15	60	(2)
BCCD-14 (R2)	June 18, 2029	May 28, 2013	5.15	115	(2)
BCCD-14 (R3)	June 18, 2029	May 31, 2013	5.15	70	(2)
BCCD-14 (R4)	June 18, 2029	May 31, 2013	5.15	50	(2)
BCCD-40	June 18, 2030	October 30, 2019	2.20	500	(2)
BCCD-40 (R1)	June 18, 2030	December 12, 2019	2.20	500	(2)
BCCD-40 (R2)	June 18, 2030	March 25, 2020	2.20	600	(2)
BCCD-40 (R3)	June 18, 2030	March 27, 2020	2.20	400	(2)
BCCD-40 (R4)	June 18, 2030	April 2, 2020	2.20	300	(2)
BCCD-40 (R5)	June 18, 2030	April 15, 2020	2.20	410	(2)
BCCD-40 (R6)	June 18, 2030	May 6, 2020	2.20	500	(2)
BCCD-40 (R7)	June 18, 2030	September 8, 2020	2.20	500	(2)
BCCD-40 (R8)	June 18, 2030	January 22, 2021	2.20	500	(2)
BCCD-Z	June 18, 2031	June 16, 2000	6.35	500	(2)
BCCD-Z (R1)	June 18, 2031	July 20, 2000	6.35	400	(2)
BCCD-Z (R2)	June 18, 2031	November 15, 2001	6.35	500	(2)
BCCD-19	June 18, 2031	June 13, 2008	5.00	200	(2)
BCCD-19 (R1)	June 18, 2031	April 10, 2012	5.00	100	(2)
BCCD-19 (R2)	June 18, 2031	April 18, 2012	5.00	100	(2)
BCCD-19 (R3)	June 18, 2031	April 20, 2012	5.00	110	(2)
BCCD-19 (R4)	June 18, 2031	October 24, 2012	5.00	100	(2)
BCCD-19 (R5)	June 18, 2031	October 29, 2012	5.00	125	(2)
BCCD-19 (R6)	June 18, 2031	January 8, 2013	5.00	100	(2)
BCCD-19 (R7)	June 18, 2031	January 9, 2013	5.00	50	(2)
BCCD-19 (R8)	June 18, 2031	January 22, 2013	5.00	100	(2)
BCCD-19 (R9)	June 18, 2031	April 2, 2013	5.00	50	(2)
BCCD-41	June 18, 2031	February 11, 2021	1.55	500	(2)
BCCD-41 (R1)	June 18, 2031	April 6, 2021	1.55	500	(2)
BCCD-41 (R2)	June 18, 2031	May 26, 2021	1.55	500	(2)

Series	Date of Maturity	Date of Issue	Interest Rate (percent)	Outstanding March 31, 2026 ($ Millions)	References

BCCD-41 (R3)	June 18, 2031	June 15, 2021	1.55	800	(2)
BCCD-41 (R4)	June 18, 2031	October 18, 2021	1.55	500	(2)
BCCD-41 (R5)	June 18, 2031	January 25, 2022	1.55	500	(2)
BCCD-41 (R6)	June 18, 2031	March 22, 2022	1.55	500	(2)
BCCD-43	June 18, 2032	April 12, 2022	3.20	500	(2)
BCCD-43 (R1)	June 18, 2032	May 13, 2022	3.20	500	(2)
BCCD-43 (R2)	June 18, 2032	June 14, 2022	3.20	500	(2)
BCCD-43 (R3)	June 18, 2032	November 15, 2022	3.20	500	(2)
BCCD-43 (R4)	June 18, 2032	March 13, 2023	3.20	500	(2)
BCCD-45	June 18, 2033	April 11, 2023	3.55	500	(2)
BCCD-45 (R1)	June 18, 2033	May 29, 2023	3.55	500	(2)
BCCD-45 (R2)	June 18, 2033	June 21, 2023	3.55	500	(2)
BCCD-45 (R3)	June 18, 2033	October 13, 2023	3.55	500	(2)
BCCD-45 (R4)	June 18, 2033	December 12, 2023	3.55	500	(2)
BCCD-45 (R5)	June 18, 2033	January 15, 2024	3.55	500	(2)
BCCD-46	June 18, 2034	January 25, 2024	4.15	600	(2)
BCCD-46 (R1)	June 18, 2034	January 30, 2024	4.15	500	(2)
BCCD-46 (R2)	June 18, 2034	March 28, 2024	4.15	900	(2)
BCCD-46 (R3)	June 18, 2034	April 16, 2024	4.15	600	(2)
BCCD-46 (R4)	June 18, 2034	May 22, 2024	4.15	600	(2)
BCCD-46 (R5)	June 18, 2034	June 28, 2024	4.15	600	(2)
BCCD-46 (R6)	June 18, 2034	July 12, 2024	4.15	600	(2)
BCCD-46 (R7)	June 18, 2034	August 6, 2024	4.15	600	(2)
BCCD-7	June 18, 2035	February 7, 2004	5.40	500	(2)
BCCD-48	June 18, 2035	January 13, 2025	4.00	750	(2)
BCCD-48 (R1)	June 18, 2035	January 29, 2025	4.00	750	(2)
BCCD-48 (R2)	June 18, 2035	March 27, 2025	4.00	750	(2)
BCCD-48 (R3)	June 18, 2035	May 2, 2025	4.00	750	(2)
BCCD-48 (R4)	June 18, 2035	June 12, 2025	4.00	750	(2)
BCCD-48 (R5)	June 18, 2035	July 2, 2025	4.00	750	(2)
BCCD-48 (R6)	June 18, 2035	August 6, 2025	4.00	750	(2)
BCCD-48 (R7)	June 18, 2035	September 25, 2025	4.00	750	(2)
BCCD-48 (R8)	June 18, 2035	December 5, 2025	4.00	750	(2)
BCCD-50	June 18, 2036	January 28, 2026	3.90	750	(2)
BCCD-50 (R1)	June 18, 2036	February 4, 2026	3.90	750	(2)
BCCD-50 (R2)	June 18, 2036	March 13, 2026	3.90	750	(2)
BCCD-11	June 18, 2037	August 22, 2006	4.70	500	(2)
BCCD-11 (R1)	June 18, 2037	April 30, 2007	4.70	500	(2)
BCCD-11 (R2)	June 18, 2037	April 8, 2008	4.70	500	(2)
BCCMTN-69	January 9, 2039	July 14, 1998	5.75	150	(2)
BCCMTN-73	January 9, 2039	November 17, 1998	6.00	65	(2)
BCCMTN-84	August 23, 2039	July 2, 1999	6.30	200	(2)
BCCD-22	June 18, 2040	December 8, 2008	4.95	500	(2)
BCCD-22 (R1)	June 18, 2040	May 26, 2009	4.95	300	(2)
BCCD-22 (R2)	June 18, 2040	July 15, 2009	4.95	500	(2)
BCCD-22 (R3)	June 18, 2040	January 11, 2010	4.95	500	(2)
BCCD-22 (R4)	June 18, 2040	May 14, 2010	4.95	500	(2)
BCCD-25	June 18, 2042	September 8, 2010	4.30	500	(2)
BCCD-25 (R1)	June 18, 2042	September 30, 2010	4.30	500	(2)
BCCD-25 (R2)	June 18, 2042	February 7, 2011	4.30	500	(2)
BCCD-25 (R3)	June 18, 2042	April 11, 2011	4.30	500	(2)
BCCD-25 (R4)	June 18, 2042	June 6, 2011	4.30	500	(2)
BCCD-25 (R5)	June 18, 2042	October 27, 2011	4.30	500	(2)
BCCD-25 (R6)	June 18, 2042	December 5, 2011	4.30	200	(2)
BCCD-25 (R7)	June 18, 2042	December 19, 2011	4.30	250	(2)
BCCD-25 (R8)	June 18, 2042	June 1, 2012	4.30	200	(2)
BCCD-25 (R9)	June 18, 2042	September 28, 2012	4.30	200	(2)
BCCD-1	June 18, 2043	June 27, 2003	5.25	150	(2)
BCCD-29	June 18, 2044	December 4, 2012	3.20	500	(2)
BCCD-29 (R1)	June 18, 2044	June 20, 2013	3.20	500	(2)
BCCD-29 (R2)	June 18, 2044	August 2, 2013	3.20	400	(2)

Series	Date of Maturity	Date of Issue	Interest Rate (percent)	Outstanding March 31, 2026 ($ Millions)	References

BCCD-29 (R3)	June 18, 2044	September 17, 2013	3.20	500	(2)
BCCD-29 (R4)	June 18, 2044	October 16, 2013	3.20	400	(2)
BCCD-29 (R5)	June 18, 2044	April 14, 2014	3.20	600	(2)
BCCD-29 (R6)	June 18, 2044	June 20, 2014	3.20	600	(2)
BCCD-29 (R7)	June 18, 2044	September 26, 2014	3.20	600	(2)
BCCD-10	August 23, 2044	June 22, 2004	5.75	100	(2)
BCCD-10 (R1)	August 23, 2044	July 28, 2008	5.75	20	(2)
BCCD-18	June 18, 2045	May 15, 2008	4.60	50	(2)
BCCD-15	June 18, 2048	June 29, 2007	4.90	200	(2)
BCCD-15 (R1)	June 18, 2048	July 14, 2008	4.90	40	(2)
BCCD-15 (R2)	June 18, 2048	August 5, 2008	4.90	32	(2)
BCCD-15 (R3)	June 18, 2048	January 21, 2009	4.90	70	(2)
BCCD-15 (R4)	June 18, 2048	January 21, 2009	4.90	50	(2)
BCCD-15 (R5)	June 18, 2048	January 23, 2009	4.90	50	(2)
BCCD-15 (R6)	June 18, 2048	September 30, 2011	4.90	50	(2)
BCCD-15 (R7)	June 18, 2048	November 1, 2011	4.90	25	(2)
BCCD-15 (R8)	June 18, 2048	November 2, 2011	4.90	30	(2)
BCCD-35	June 18, 2048	May 1, 2015	2.80	500	(2)
BCCD-35 (R1)	June 18, 2048	June 2, 2015	2.80	500	(2)
BCCD-35 (R2)	June 18, 2048	September 8, 2015	2.80	500	(2)
BCCD-35 (R3)	June 18, 2048	October 27, 2015	2.80	500	(2)
BCCD-35 (R4)	June 18, 2048	January 18, 2016	2.80	500	(2)
BCCD-35 (R5)	June 18, 2048	September 23, 2016	2.80	500	(2)
BCCD-35 (R6)	June 18, 2048	September 26, 2017	2.80	500	(2)
BCCD-35 (R7)	June 18, 2048	November 14, 2017	2.80	500	(2)
BCCD-35 (R8)	June 18, 2048	January 29, 2018	2.80	500	(2)
BCCD-35 (R9)	June 18, 2048	April 16, 2018	2.80	500	(2)
BCCD-20	June 18, 2049	June 30, 2008	4.60	20	(2)
BCCD-39	June 18, 2050	August 24, 2018	2.95	500	(2)
BCCD-39 (R1)	June 18, 2050	December 4, 2018	2.95	500	(2)
BCCD-39 (R2)	June 18, 2050	April 1, 2019	2.95	500	(2)
BCCD-39 (R3)	June 18, 2050	April 23, 2019	2.95	500	(2)
BCCD-39 (R4)	June 18, 2050	July 22, 2019	2.95	400	(2)
BCCD-39 (R5)	June 18, 2050	April 16, 2020	2.95	500	(2)
BCCD-39 (R6)	June 18, 2050	April 17, 2020	2.95	1,000	(2)
BCCD-39 (R7)	June 18, 2050	April 21, 2020	2.95	500	(2)
BCCD-39 (R8)	June 18, 2050	June 1, 2020	2.95	500	(2)
BCCD-39 (R9)	June 18, 2050	October 13, 2020	2.95	500	(2)
BCCD-39 (R10)	June 18, 2050	December 8, 2020	2.95	500	(2)
BCCD-39 (R11)	June 18, 2050	March 3, 2021	2.95	500	(2)
BCCD-42	June 18, 2052	May 7, 2021	2.75	500	(2)
BCCD-42 (R1)	June 18, 2052	June 7, 2021	2.75	500	(2)
BCCD-42 (R2)	June 18, 2052	July 23, 2021	2.75	500	(2)
BCCD-42 (R3)	June 18, 2052	November 15, 2021	2.75	500	(2)
BCCD-42 (R4)	June 18, 2052	December 10, 2021	2.75	500	(2)
BCCD-42 (R5)	June 18, 2052	March 29, 2022	2.75	800	(2)
BCCD-42 (R6)	June 18, 2052	April 25, 2022	2.75	500	(2)
BCCD-42 (R7)	June 18, 2052	May 30, 2022	2.75	500	(2)
BCCD-44	December 18, 2053	June 30, 2022	4.25	500	(2)
BCCD-44 (R1)	December 18, 2053	December 5, 2022	4.25	500	(2)
BCCD-44 (R2)	December 18, 2053	June 5, 2023	4.25	500	(2)
BCCD-44 (R3)	December 18, 2053	August 4, 2023	4.25	500	(2)
BCCD-44 (R4)	December 18, 2053	October 24, 2023	4.25	500	(2)
BCCD-44 (R5)	December 18, 2053	December 6, 2023	4.25	800	(2)
BCCD-44 (R6)	December 18, 2053	March 22, 2024	4.25	500	(2)
BCCD-44 (R7)	December 18, 2053	April 16, 2024	4.25	500	(2)
BCCD-44 (R8)	December 18, 2053	May 7, 2024	4.25	500	(2)
BCCD-27	June 18, 2055	January 26, 2012	3.50	90	(2)
BCCD-27 (R1)	June 18, 2055	January 30, 2012	3.50	40	(2)
BCCD-27 (R2)	June 18, 2055	January 30, 2013	3.50	60	(2)
BCCD-47	December 18, 2055	May 13, 2024	4.45	500	(2)
BCCD-47 (R1)	December 18, 2055	June 3, 2024	4.45	500

Series	Date of Maturity	Date of Issue	Interest Rate (percent)	Outstanding March 31, 2026 ($ Millions)	References

BCCD-47 (R2)	December 18, 2055	June 31, 2024	4.45	500	(2)
BCCD-47 (R3)	December 18, 2055	July 26, 2024	4.45	500	(2)
BCCD-47 (R4)	December 18, 2055	August 12, 2024	4.45	500	(2)
BCCD-47 (R5)	December 18, 2055	August 16, 2024	4.45	500	(2)
BCCD-47 (R6)	December 18, 2055	January 21, 2025	4.45	600	(2)
BCCD-47 (R7)	December 18, 2055	February 11, 2025	4.45	600	(2)
BCCD-47 (R8)	December 18, 2055	April 11, 2025	4.45	900	(2)
BCCD-47 (R9)	December 18, 2055	May 8, 2025	4.45	600	(2)
BCCD-47 (R10)	December 18, 2055	May 30, 2025	4.45	900	(2)
BCCD-47 (R11)	December 18, 2055	June 20, 2025	4.45	600	(2)
BCCD-47 (R12)	December 18, 2055	July 28, 2025	4.45	600	(2)
BCCD-49	June 18, 2057	August 14, 2025	4.60	600	(2)
BCCD-49 (R1)	June 18, 2057	September 2, 2025	4.60	900	(2)
BCCD-49 (R2)	June 18, 2057	October 10, 2025	4.60	1000	(2)
BCCD-49 (R3)	June 18, 2057	November 17, 2025	4.60	600	(2)
BCCD-49 (R4)	June 18, 2057	December 12, 2025	4.60	900	(2)
BCCD-49 (R5)	June 18, 2057	January 16, 2026	4.60	1000	(2)
BCCD-49 (R6)	June 18, 2057	March 26, 2026	4.60	600	(2)
BCCD-30	June 18, 2062	February 1, 2013	3.30	102.5	(2)
BCCD-30 (R1)	June 18, 2062	February 5, 2013	3.30	78	(2)
BCCD-30 (R2)	June 18, 2062	May 27, 2013	3.30	50	(2)

Total:				C $87,607.50

Canada Pension Plan Investment Board issues:

BCCP-173	July 11, 2026	July 4, 2011	4.01	29.1	(2) (3)
BCCP-113	August 8, 2026	August 8, 2006	4.78	14.5	(2) (3)
BCCP-119	December 11, 2026	December 11, 2006	4.30	8.3	(2) (3)
BCCP-128	October 9, 2027	October 9, 2007	4.86	13.0	(2) (3)
BCCP-129	November 13, 2027	November 13, 2007	4.82	30.9	(2) (3)
BCCP-131	March 10, 2028	March 10, 2008	4.63	21.4	(2) (3)
BCCP-139	October 7, 2028	October 7, 2008	4.98	7.2	(2) (3)
BCCP-143	December 9, 2028	December 9, 2008	5.19	2.7	(2) (3)
BCCP-145	May 11, 2029	May 11, 2009	5.01	22.5	(2) (3)
BCCP-181	June 9, 2029	June 9, 2014	3.35	5.0	(2) (3)
BCCP-161	May 10, 2030	May 10, 2010	4.79	50.2	(2) (3)
BCCP-174	July 11, 2031	July 4, 2011	4.21	31.7	(2) (3)
BCCP-205	July 11, 2035	July 11, 2025	4.003	47.7	(2) (3)
BCCP-109	August 9, 2035	August 9, 2005	4.67	21.5	(2) (3)
BCCP-206	August 9, 2035	August 11, 2025	4.00	5.0	(2) (3)
BCCP-166	October 4, 2035	October 4, 2010	4.22	1.5	(2) (3)
BCCP-111	May 9, 2036	May 9, 2006	4.91	31.2	(2) (3)
BCCP-191	August 8, 2036	August 8, 2016	2.55	6.0	(2) (3)
BCCP-115	September 11, 2036	September 11, 2006	4.54	32.1	(2) (3)
BCCP-117	October 10, 2036	October 10, 2006	4.46	20.2	(2) (3)
BCCP-118	November 10, 2036	November 10, 2006	4.47	37.1	(2) (3)
BCCP-177	February 13, 2037	February 13, 2012	3.25	3.9	(2) (3)
BCCP-121	March 12, 2037	March 12, 2007	4.41	55.7	(2) (3)
BCCP-122	April 10, 2037	April 10, 2007	4.52	41.8	(2) (3)
BCCP-123	May 8, 2037	May 8, 2007	4.50	74.3	(2) (3)
BCCP-192	June 11, 2037	June 12, 2017	2.758	76.9	(2) (3)
BCCP-125	July 10, 2037	July 10, 2007	4.85	31.8	(2) (3)
BCCP-126	August 10, 2037	August 10, 2007	4.90	18.6	(2) (3)
BCCP-127	September 4, 2037	September 4, 2007	4.86	14.2	(2) (3)
BCCP-132	April 8, 2038	April 8, 2008	4.67	43.0	(2) (3)
BCCP-134	May 12, 2038	May 12, 2008	4.70	77.6	(2) (3)

Series	Date of Maturity	Date of Issue	Interest Rate (percent)	Outstanding March 31, 2026 ($ Millions)	References

BCCP-135	June 10, 2038	June 10, 2008	4.72	29.8	(2) (3)
BCCP-136	July 8, 2038	July 8, 2008	4.74	37.1	(2) (3)
BCCP-137	August 8, 2038	August 8, 2008	4.69	13.3	(2) (3)
BCCP-193	September 9, 2038	September 10, 2018	2.99	5.9	(2) (3)
BCCP-194	November 10, 2038	November 13, 2018	3.25	37.4	(2) (3)
BCCP-204	December 9, 2038	December 11, 2023	4.427	13.2	(2) (3)
BCCP-195	April 15, 2039	April 15, 2019	2.721	35.7	(2) (3)
BCCP-146	May 11, 2039	May 11, 2009	4.91	58.9	(2) (3)
BCCP-148	June 9, 2039	June 9, 2009	4.99	78.2	(2) (3)
BCCP-149	July 10, 2039	July 10, 2009	4.71	36.9	(2) (3)
BCCP-150	August 10, 2039	August 10, 2009	4.73	17.6	(2) (3)
BCCP-182	October 14, 2039	October 14, 2014	3.36	6.5	(2) (3)
BCCP-154	November 10, 2039	November 10, 2009	4.68	10.0	(2) (3)
BCCP-183	November 10, 2039	November 10, 2014	3.426	25.9	(2) (3)
BCCP-184	December 8, 2039	December 8, 2014	3.30	7.3	(2) (3)
BCCP-185	March 9, 2040	March 9, 2015	2.68	5.7	(2) (3)
BCCP-157	March 9, 2040	March 9, 2010	4.60	31.5	(2) (3)
BCCP-159	April 12, 2040	April 12, 2010	4.73	39.5	(2) (3)
BCCP-186	April 13, 2040	April 13, 2015	2.718	16.2	(2) (3)
BCCP-200	May 10, 2040	May 11, 2020	1.98	29.1	(2) (3)
BCCP-187	June 8, 2040	June 8, 2015	2.961	13.0	(2) (3)
BCCP-201	June 8, 2040	June 8, 2020	2.05	80.1	(2) (3)
BCCP-164	July 12, 2040	July 12, 2009	4.50	49.4	(2) (3)
BCCP-165	August 10, 2040	August 10, 2010	4.50	2.8	(2) (3)
BCCP-167	November 9, 2040	November 9, 2010	4.21	18.5	(2) (3)
BCCP-188	December 10, 2040	December 10, 2015	3.292	9.4	(2) (3)
BCCP-189	April 11, 2041	April 11, 2016	2.99	78.0	(2) (3)
BCCP-190	May 10, 2041	May 10, 2016	3.02	83.0	(2) (3)
BCCP-202	June 10, 2041	June 10, 2021	2.553	91.5	(2) (3)
BCCP-203	August 8, 2041	August 9, 2021	2.318	11.2	(2) (3)
BCCP-178	May 8, 2042	May 8, 2012	3.54	70.1	(2) (3)
BCCP-179	June 11, 2042	June 11, 2012	3.22	97.7	(2) (3)
BCCP-180	July 10, 2042	July 10, 2012	3.29	54.8	(2) (3)
BCCP-196	April 12, 2049	April 12, 2019	2.725	25.1	(2) (3)
BCCP-197	May 10, 2049	May 10, 2019	2.755	26.6	(2) (3)
BCCP-198	June 10, 2049	June 10, 2019	2.5325	42.4	(2) (3)
BCCP-199	July 12, 2049	July 12, 2019	2.3793	26.0	(2) (3)

Total:				C $2,191.90

				309.11	(5)
				8,121.40
				C $98,229.91

BCUSG-9	June 2, 2026	June 2, 2016	2.25	750	(2) (4)
BCUSG-12	July 20, 2026	July 20, 2021	0.90	2,500	(2) (4)
BCUSG-17	January 24, 2028	January 24, 2025	4.70	3,500	(2) (4)
BCUSG-14	November 15, 2028	November 15, 2023	4.80	2,000	(2) (4)
BCUSG-15	April 24, 2029	April 24, 2024	4.90	2,500	(2) (4)
BCUSG-19	August 27, 2030	August 27, 2025	3.90	3,000	(2) (4)
BCUSG-11	January 29, 2031	January 29, 2021	1.30	1,750	(2) (4)
BCUSG-13	July 6, 2033	July 6, 2023	4.20	2,250	(2) (4)
BCUSG-16	June 12, 2034	June 12, 2024	4.75	2,000	(2) (4)
BCUSG-18	June 11, 2035	June 11, 2025	4.80	2,500	(2) (4)
BCUSD-3	September 1, 2036	August 29, 1996	7.25	300	(2) (4)
				US $950.30

				US $24,000.30
				8,539.70
				C $32,540.00

Series	Date of Maturity	Date of Issue	Interest Rate (percent)	Outstanding March 31, 2026 ($ Millions)	References

BCSFR-7	April 18, 2030	April 19, 2010	2.500	100	(1)
BCSFR-8	January 30, 2036	January 30, 2026	0.935	165	(1)
BCSFR-9	January 30, 2036	January 30, 2026	1.3525	195	(1)

Total Issues in Swiss Francs **				CHF 460
Exchange Premium (Including Hedge)				261
Swiss Franc Issues at Canadian Dollar Equivalent **				C $721	(1)

BCEURO-5	July 20, 2032	July 20, 2016	0.70	250	(1)
BCEURO-17	July 24, 2034	January 24, 2024	3.00	1,250	(1)
BCEURO-17 (R1)	July 24, 2034	June 17, 2024	3.00	600	(1)
BCEURO-6	January 27, 2037	January 27, 2017	1.337	150	(1)
BCEURO-1	November 8, 2038	November 8, 2011	3.21	40	(1)
BCEURO-18	May 24, 2039	May 24, 2024	3.4	1,500	(1)
BCEURO-16	April 1, 2039	October 18, 2023	3.741	100	(1)
BCEURO-14	June 7, 2039	June 7, 2023	3.508	86	(1)
BCEURO-13	June 9, 2039	June 9, 2022	2.06	100	(1)
BCEURO-20	May 29, 2040	May 29, 2025	3.50	1,750	(1)
BCEURO-3	December 18, 2040	December 18, 2015	1.678	75	(1)
BCEURO-12	December 22, 2042	December 21, 2021	0.59	135	(1)
BCEURO-4	June 17, 2043	June 17, 2016	1.25	100	(1)
BCEURO-7	April 25, 2044	April 25, 2019	1.227	130	(1)
BCEURO-21	October 10, 2045	October 10, 2025	3.90	2,000	(1)
BCEURO-19	June 28, 2046	June 28, 2024	3.30	50	(1)
BCEURO-11	April 9, 2048	April 9, 2020	1.00	170	(1)
BCEURO-8	April 26, 2049	April 26, 2019	1.312	100	(1)
BCEURO-9	October 18, 2049	October 18, 2019	0.478	135	(1)
BCEURO-9 (R1)	October 18, 2049	October 18, 2019	0.478	50	(1)
BCEURO-9 (R2)	October 18, 2049	October 18, 2019	0.478	100	(1)
BCEURO-9 (R3)	October 18, 2049	October 25, 2019	0.478	125	(1)
BCEURO-9 (R4)	October 18, 2049	June 1, 2023	0.478	90	(1)
BCEURO-9 (R5)	October 18, 2049	October 18, 2023	0.478	100	(1)
BCEURO-9 (R6)	October 18, 2049	October 19, 2023	0.478	59	(1)
BCEURO-9 (R7)	October 18, 2049	October 19, 2023	0.478	50	(1)
BCEURO-10	March 30, 2050	March 30, 2020	0.27	150	(1)
BCEURO-15	June 5, 2053	June 5, 2023	3.402	80	(1)

Total Issues in Euros **				EUR 9,525
Exchange Premium (Including Hedge)				4,985
Euro Issues at Canadian Dollar Equivalent **				C $14,510

BCAUD-2	February 26, 2027	August 26, 2016	2.50	100	(2)
BCAUD-2 (R1)	February 26, 2027	March 24, 2017	2.50	70	(2)
BCAUD-3	May 16, 2032	November 16, 2021	2.50	70	(2)
BCAUD-6	July 16, 2032	January 16, 2025	4.95	1,000	(2)
BCAUD-4	December 14, 2032	December 14, 2021	2.60	78	(2)
BCAUD-5	May 23, 2034	May 23, 2024	5.25	1,000	(2)
BCAUD-7	May 14, 2035	November 14, 2025	5.20	1,250	(2)

Total Issues in Australian Dollars **				AUD 3,568
Exchange Premium (Including Hedge)				(319)
AUD Issues at Canadian Dollar Equivalent **				C $3,249

Series	Date of Maturity	Date of Issue	Interest Rate (percent)	Outstanding March 31, 2026 ($ Millions)	References

BCGBP-02	June 18, 2029	June 18, 2024	4.50	500	(1)

Total Issues in British Pounds **				GBP 500
Exchange Premium (Including Hedge)				376
GBP Issues at Canadian Dollar Equivalent **				C$876

Gross Direct Debt Issued by the Province
(In Canadian Dollar Equivalents)				C $150,125.91

 * Payable and expressed in U.S. dollars. Debt payable of US$23,930 million has been hedged to C$32,445 million and US$70 million was unhedged (CAD$95 million).  This balance was translated at the exchange rate prevailing at year-end.

 ** Foreign currency debt, other than $70 million U.S. debt, has been fully hedged to Canadian dollars.

REFERENCES TO STATEMENTS OF DEBT

1) Interest payable annually.

2) Interest payable semi-annually.

3) Pursuant to provisions for investment of Canada Pension Plan Investment Board Funds, this issue is redeemable as a whole or in part on 30 days' notice at the option of the Minister of Finance for British Columbia, subject to certain restrictions.

4) Callable by the issuer if taxation laws requiring additional payments are imposed or levied.

5) Direct capital leases and Federal loans to InBC Investment Corporation (formally BC Immigrant Investment Fund), internal debt financing, and other guarantees.

STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT
At March 31, 2026

	Amount Outstanding
	March 31, 2026
	(in $ 000s)

Gross Direct Debt issued by the Province (in Canadian Dollar Equivalents)		150,125,907

Less - Fiscal Agency Borrowings on behalf of:
British Columbia Housing Management Commission	1,449,510
British Columbia Hydro and Power Authority	34,578,806
British Columbia Infrastructure Benefits Inc.	22,200
British Columbia Institute of Technology	68,809
British Columbia Lottery Corporation	110,177
British Columbia Transit	238,291
British Columbia Transportation Financing Authority	26,693,023
Capilano University	49,728
College of New Caledonia	-
Columbia Basin Power Projects	936,361
Columbia Power Corporation	335,000
InBC Investment Corporation (Formerly British Columbia Immigration Investment Fund)	120,724
Improvement Districts	1,053
Langara College	10,000
Nicola Valley Institute of Technology	2,871
Nicola Island College	6,650
Okanagan College	34,781
Providence	623,440
Simon Fraser University	73,000
Thompson Rivers University	25,324
University of British Columbia	140,282
University of Fraser Valley	32,000
University of Victoria	147,087
	-	65,699,117
Gross Direct Debt		84,426,790
Add -- Unrealized Foreign Exchange Loss	1,709,665
Less -- Unamortized Discount	48,909
Less -- Government Sinking Funds	(46,032)
Add -- Bonds held in the Consolidated Revenue Fund	-	1,712,542
Total Net Direct Debt		86,139,332
Gross Fiscal Agency Debt		65,699,117
Add -- Unrealized Foreign Exchange gain	300,669
Less -- Unamortized Discount	(348,856)
Less -- Government Sinking Funds	(318,221)	(366,408)
Total Net Fiscal Agency Debt		65,332,709

Total Net Direct and Fiscal Agency Debt		$151,472,041

NET GUARANTEED DEBT
At March 31, 2026

Issue & Series	Year of Maturity	Year of Issue	Interest Rate (percent)	Amount Outstanding [1] March 31/2026
				(in Millions of Cdn dollars)

British Columbia Hydro and Power Authority				-

Plus -- Other Guaranteed Debt[2]				9
				9
Less -- Provisions for Probable Payout				(1)
Total Net Guaranteed Debt				$8

(1) Total net of sinking funds and unamortized discount.
(2) Includes outstanding loan guarantees of student assistance loans, loans to agricultural producers and guarantees issued under economic development assistance programs.

NON-GUARANTEED DEBT
As At March 31, 2026

(in Millions of Cdn dollars)
Taxpayer-Supported Debt
BC Transportation Financing Authority	1,155
Columbia Basin Trust	0
Health facilities	1,655
Post-Secondary	511
Provincial Rental Housing	182
Schools	27
Total Taxpayer-Supported Non-Guaranteed Debt	3,530

Self-Supported Debt
Commercial Crown Corporations and Agencies
British Columbia Liquor Distribution	0
British Columbia Transmission Corporation	0
British Columbia Hydro	48
British Columbia Liquor Distribution Branch	216
British Columbia Lottery Corporation	56
British Columbia Railway Co	1
Insurance Corporation of BC	158
Columbia Basin Trust (joint ventures real estate investments)	15
Columbia Basin Power Projects[1]	275
Post-Secondary institutions' subsidiaries	1,025
Total Self-Supported Non-Guaranteed Debt	1,794

Total Non-Guaranteed Debt	$5,324

(1) Joint ventures of Columbia Power Corporation and Columbia Basin Trust.

CONSOLIDATED FUNDED AND UNFUNDED DEBT OF THE PUBLIC SECTOR
As at March 31, 2026

The financial statements of the Province include funded and unfunded debt of public entities within British Columbia which is either guaranteed or reloaned by the Province, and include the funded debt of such entities which is not guaranteed by the Province.

	Outstanding[1,2] Gross	Unamortized Discount	Sinking Fund Investments[2]	Outstanding Net
	(in Millions of Cdn dollars)

Direct and Guaranteed Funded and Unfunded
Debt of the Province	$150,135	$(422)	$(364)	$149,349
Plus: Non-Guaranteed Debt	5,452	$(6)	-	5,446
Total Consolidated Funded Debt of the Public Sector of
British Columbia	$155,587	$(428)	$(364)	$154,795

(1) Balance does not include the Provision for Probable Payout ($1 million).
(2) The Province's debt is reported in compliance with generally accepted accounting principles (GAAP).  Amounts shown are consistent with the Province's Debt Summary Report which includes guaranteed debt and non-guaranteed debt incurred by self-supporting crowns is net of sinking fund balances and the unrealized foreign exchange gains or losses

CANADIAN FOREIGN EXCHANGE RATE AND

INTERNATIONAL RESERVES

Historical USD/CAD exchange rates* for the Canadian dollar against one United States dollar are as follows for the calendar year ended December 31st:

	2021	2022	2023	2024	2025

(CAD) Low	1.2942	1.3856	1.3875	1.4416	1.4603

(CAD) High	1.2040	1.2451	1.3128	1.3316	1.3558

 On March 31, 2026, the daily average exchange rate for the Canadian dollar against one U.S. dollar was 1.3939

Source: Bank of Canada

*The rates are based on the daily average exchange rates.

 Historical totals of Canada's official international reserves are as follows for the last business day of calendar year:

2021	2022	2023	2024	2025
(US$ Millions)

106,615	107,255	118,276	121,622	127,787(1)

Source: Bank of Canada

(1) US$88,300 million in Securities, US$10,096 million in deposits, US$23,331 million in Special Drawing Rights, US$3,899 million in the International Monetary Fund, and US$2,161 million in Other reserve assets.

TRADE BALANCE

Exports and Imports (all figures in nominal dollars):

Based on the Provincial Economic Accounts 2024 estimates (November 2025), B.C.'s exports of goods and services totaled $153.8 billion during the 2024 calendar year, consisting of $96.3 billion (62.6%) international exports and $57.5 billion (37.4%) interprovincial exports. B.C.'s imports of goods and services totaled $189.9 billion, consisting of $111.2 billion (58.5%) international imports and $78.8 billion (41.5%) interprovincial imports.

B.C.'s international exports of goods and services represented 9.5% of Canada's total international exports in 2024, while B.C.'s international imports accounted for 11.0% of Canada's total international imports in 2024.

B.C. registered a total trade deficit of $36.1 billion in 2024, which consisted of a $14.8 billion deficit from international trade and a $21.3 billion deficit accruing from interprovincial trade. In 2023, B.C. registered a total trade deficit of $35.0 billion. B.C. had a $12.0 billion deficit from international trade and a $23.0 billion deficit from interprovincial trade.

B.C.'s international exports of goods originating within the province (i.e. domestic exports) were $54.7 billion in 2025, a decrease of 0.2% compared to $54.9 billion in 2024. The decline in B.C.'s 2025 goods exports was driven by decreases in the value of lumber exports to the US and coal exports to Japan, India, and South Korea.  The decline was partially offset by higher exports of copper ores and concentrates to China.

B.C.'s principal international export market in 2025 was the United States, which accounted for 51.0% of B.C.'s total international goods exports. B.C.'s exports to mainland China and Japan accounted for 19.8% and 8.6%, respectively.

Sources: Statistics Canada, BC Stats and Ministry of Finance